EXHIBIT 10.1.2

TWELFTH AMENDED AND RESTATED SECURED REVOLVING NOTE

(PNC Bank, National Association)

$70,000,000.00	February 3, 2014

FOR VALUE RECEIVED, BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation with an address at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07497 and its Subsidiary or Subsidiaries party hereto (collectively, jointly and severally the “Borrowers”), promise to pay on the earlier of demand made in accordance with the terms of the Loan Documents (as defined herein) or October 31, 2016, to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), in lawful money of the United States of America in immediately available funds at the Payment Office of PNC Bank, National Association as the Agent for the Lenders (the “Agent”) at its offices located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other location as Lender may designate from time to time, the principal sum of SEVENTY MILLION DOLLARS ($70,000,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of Borrowers hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1.              Rate of Interest.  Amounts outstanding under this Note will bear interest at a rate per annum which, as Borrowers shall elect in accordance with the terms of the Loan Documents, shall be at all time equal to either (a) the Alternate Base Rate per annum plus the Applicable Margin with respect to Domestic Rate Loans or (b) the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.  Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.  For all Domestic Rate Loans, if and when the Alternate Base Rate changes, the rate of interest on this Note will change automatically without notice to Borrowers, effective on the date of any such change.  In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2.              Advances. Borrowers may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents.  In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3.              Payment Terms.  The outstanding principal balance and any accrued but unpaid interest shall be due and payable to Agent on the earlier of demand made in accordance with the Loan Documents or October 31, 2016.  Accrued interest will be due and payable in the absence of demand on the first (1st) day of each month with respect to Domestic Rate Loans and on the last day of each Interest Period (or calendar quarter within an Interest Period, in the case of Interest Periods exceeding three months) with respect to Eurodollar Rate Loans.  If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of New Jersey, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  Borrowers hereby authorize Agent to charge Borrowers’ deposit account at Agent for any payment when due hereunder.  Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Agent may choose, in its sole discretion.

4.              Late Payments; Default Rate.  If Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, Borrowers also shall pay to Lender a late charge equal to two percent (2%) of the amount of such payment.  Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.  The late charge is imposed for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by Agent or Lender of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which Agent or Lender may employ.  Upon the occurrence of an Event of Default under the Loan Documents, at the option of the Required Lenders, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percent (2%) per annum in excess of the interest rate in effect from time to time with respect to Domestic Rate Loans but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5.              Prepayment.  The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty, subject, however, to the provisions of the Loan Documents, so that the outstanding principal balance hereof may be reduced to Zero ($0) Dollars from time to time.

6.              Other Loan Documents.  This Note is issued in connection with the Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as heretofore and as may in the future be amended from time to time (the “Credit Agreement”) and the Other Documents executed in conjunction therewith, as the same have been and may hereafter be amended from time to time, the terms of which are incorporated herein by reference (the “Loan Documents”) and is secured by the property described in the Loan Documents and by such other collateral as previously may have been, is, or in the future may be granted to Agent to secure this Note.  Any capitalized term not defined herein shall be defined as set forth in the Credit Agreement, the terms and conditions of which are incorporated herein by reference as if set forth herein at length.

7.              Advance Procedures.  A request for advance made by telephone must be promptly confirmed in writing by such method as Agent may require.  Borrowers authorize Agent to accept telephonic requests for advances, and Agent shall be entitled to rely upon the authority of any person providing such instructions.  Borrowers hereby indemnify and hold Agent harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances.  Agent will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by Borrowers.

8.              Events of Default.  The occurrence of any of the Events of Default set forth in the Loan Documents will be deemed to be an “Event of Default” under this Note.  Upon the occurrence of an Event of Default:  (a) Lender shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in Section 10.5 or 10.6 of the Credit Agreement shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Required Lenders and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of Agent or at the discretion of the Required Lenders, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Agent and Lender may exercise from time to time any of the rights and remedies available to Agent and Lender under the Loan Documents or under applicable law.

9.              Right of Setoff.  In addition to all liens upon and rights of setoff against the money, securities or other property of Borrowers given to Lender by law, Lender shall have, with respect to Borrowers’ obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrowers hereby assign, convey, deliver, pledge and transfer to Lender all of Borrowers’ right, title and interest in and to, all deposits, moneys, securities and other property of Borrowers now or hereafter in the possession of or on deposit with, or in transit to, Lender whether held in general or special account or deposit, whether held jointly with someone else, or whether held by Lender for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to Borrowers.  Every such right of setoff shall be deemed to have been exercised hereunder without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

10.       Miscellaneous.  No delay or omission of Agent or Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall Agent’s or Lender’s action or inaction impair any such right or power.  Borrowers agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by Agent and Lender in the enforcement of their rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of their counsel.  If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.  Borrowers and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  Borrowers also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns.

This Note has been delivered to and accepted by Lender and will be deemed to be made in the State of New Jersey.  THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF LENDER AND BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCLUDING ITS CONFLICT OF LAWS RULES.  The jurisdiction and venue provisions of the Credit Agreement are incorporated in this Note by reference as though set forth herein at length.

11.       Waiver of Jury Trial.  BORROWERS IRREVOCABLY WAIVE ANY AND ALL RIGHTS BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS.  BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

12.       Substitution of Note.  This Note evidences indebtedness created under the Credit Agreement, which indebtedness is in full force and effect on a continuing basis, unimpaired and undischarged, under the Credit Agreement.  This Note is issued in substitution for and replacement of, but not in payment or satisfaction of, that certain Eleventh Amended and Restated Secured Revolving Note dated as of as of October 31, 2011, in the face amount of $45,000,000.00.

Borrowers acknowledge that they have read and understood all the provisions of this Note, including the waiver of jury trial, and have been advised by counsel as necessary or appropriate.

WITNESS the due execution of this Twelfth Amended and Restated Secured Revolving Note as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST:		BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
	SAM SINGER, Secretary		MARC D. GRODMAN, President

ATTEST:		GENEDX, INC.
(formerly known as BRLI No. 2 Acquisition Corp.),
a New Jersey corporation,

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
	SAM SINGER, Secretary		MARC D. GRODMAN, President